UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2019 (November 14, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 14, 2019, Cool Holdings, Inc. (the “Company”) entered into an amendment number 2 with the holders of a principal amount of $1,000,000 of debt pursuant to convertible notes issued in October 2018, as amended pursuant to an amendment number 1 which was attached as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 30, 2019 (as amended, the “Convertible Notes”), to extend the maturity date of the Convertible Notes until November 30, 2019 (the “Amendment”).

The foregoing is a summary of certain material terms and conditions of the Amendment, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form the Amendment attached to this Current Report on Form 8-K as Exhibit 4.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Form of Amendment No. 2 to October 2018 12.0% Unsecured Convertible Note

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date: November 20, 2019	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer